THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTION 1272, ET SEQ. OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, BIRD GLOBAL, INC. (THE “BORROWER”) WILL PROVIDE TO ANY HOLDER OF THE NOTE (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE ORIGINAL YIELD TO MATURITY OF THE NOTE. SUCH REQUEST SHOULD BE SENT TO THE BORROWER AT BIRD GLOBAL, INC., 392 NE 191ST STREET #20388, MIAMI, FLORIDA 33179, ATTENTION: CHIEF FINANCIAL OFFICER. BIRD GLOBAL, INC. PROMISSORY NOTE No. BRDS-1 Original Principal Amount: $21,000,000 Note Issuance Date: May 19, 2022 FOR VALUE RECEIVED, BIRD GLOBAL, INC., a company incorporated under the laws of the State of Delaware (the “Borrower”), hereby promises to pay YA II PN, LTD., a Cayman Islands exempt limited partnership, or its registered assigns (the “Holder”) (i) the outstanding portion of the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to scheduled payment, redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and (ii) to pay interest (“Interest”) (if any) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Note Issuance Date (the “Issuance Date”) until the same is paid, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) pursuant to the terms of this Promissory Note (this “Note”). This Note is being issued pursuant to Section 2.05 of the Standby Equity Purchase Agreement, dated as of May 12, 2022 between the Borrower and YA II PN, Ltd. (as amended, the “SEPA”). Upon the issuance of this Note by the Borrower and delivery of the same to the Holder, the Holder shall pay to the account of the Borrower the Original Principal Amount of this Note in immediately available funds in accordance with a closing statement in the form of Exhibit A Doc ID: 7bcca1fad2cd1b13b5985dc9fbd729325388609c

- 2 - attached hereto. 1. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings: (a) “Accelerated Amount” shall have the meaning set forth in Section 4. (b) “Advance Amount” shall have the meaning given to it in the SEPA. (c) “Advance Date” shall have the meaning given to it in the SEPA. (d) “Advance Notice” shall have the meaning given to it in the SEPA. (e) “Advance Repayment” shall have the meaning set forth in Section 2(c). (f) “Borrower” shall have the meaning set forth in the preamble of this Note. (g) “Borrower Repayment” shall have the meaning set forth in Section 2(c). (h) “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close. (i) “Change in Control” shall have the meaning set forth in Section 3(c). (j) “Closing” shall have the meaning given to it in the SEPA. (k) “Combination Repayment” shall have the meaning set forth in Section 7(h). (l) “Combination Repayment” shall have the meaning set forth in Section 2(c). (m) “Deferred Repayment Schedule” shall have the meaning set forth in Section 2(a). (n) “Event of Default” shall have the meaning set forth in Section 3. (o) “Holder” shall have the meaning set forth in the preamble of this Note. (p) “Installment Amount” shall mean the amount of Principal set out under the column “Installment Amount” in the Repayment Schedule. (q) “Interest” shall have the meaning set forth in the preamble of this Note. (r) “Interest Rate” shall have the meaning set forth in Section 2(c). (s) “Issuance Date” shall have the meaning set forth in the preamble of this Note. (t) “Maturity Date” shall have the meaning set forth in Section 2(a). Doc ID: 7bcca1fad2cd1b13b5985dc9fbd729325388609c

- 3 - (u) “Note” shall have the meaning set forth in the preamble of this Note. (v) “Principal” shall have the meaning set forth in the preamble of this Note. (w) “Premium Amount” shall mean 2.00% of the Installment Amount being repaid pursuant to a Borrower Repayment or the portion of any Combination Repayment constituting a Borrower Repayment. (x) “Repayment Date” shall mean each date under the heading “Repayment Date” as set forth on the Repayment Schedule. (y) “Repayment Notice” shall have the meaning set forth in Section 2(c). (z) “Repayment Notice Due Date” shall have the meaning set forth in Section 2(c). (aa) “Repayment Schedule” shall mean the schedule of repayments as set out on Exhibit B, or such other schedule of repayments as the parties may agree in writing from time to time. (bb) “SEPA” shall have the meaning set forth in the preamble of this Note. (cc) “Subsidiary” shall have the meaning given to it in the SEPA. 2. GENERAL TERMS (a) Maturity Date. On the Maturity Date, the Borrower shall pay to the Holder an amount in cash representing all then-outstanding Principal, accrued and unpaid Interest (if any) and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be November 22, 2022, as may be extended by up to December 19, 2022 upon written notice from the Borrower electing to follow the “Deferred Repayment Schedule” as set forth on Exhibit B hereto (the “Deferred Repayment Schedule”). (b) Interest. Interest shall accrue on the outstanding Principal balance hereof at a rate per annum equal to 0.00%; provided that such rate shall increase to 15.00% per annum for so long as any Event of Default has occurred and remains uncured (the “Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. (c) Monthly Installment Payments. The Borrower shall, at its own option, (i) repay in cash any Installment Amount (a “Borrower Repayment”) on the applicable Repayment Date, subject to the provisions of this Section 2(c) and Section 2(d), (ii) repay any Installment Amount by submitting an Advance Notice (an “Advance Repayment”) with an Advance Date on or before the applicable Repayment Date, subject to the provisions of Section 2(e), or (iii) repay any Installment Amount in a combination of a Borrower Repayment and an Advance Repayment (a “Combination Repayment”). On or prior to the date that is the fifth Trading Day prior to each Repayment Date (each, a “Repayment Notice Due Date”), the Borrower shall deliver written notice (each, an Doc ID: 7bcca1fad2cd1b13b5985dc9fbd729325388609c

- 4 - “Borrower Repayment Notice”) to the Holder, which Borrower Repayment Notice shall state that the Borrower elects to repay the applicable Installment Amount (i) in cash pursuant to a Borrower Repayment, (ii) by an Advance Repayment or (iii) by a Combination Repayment. If the Borrower does not timely deliver a Borrower Repayment Notice in accordance with this Section 2(c), then the Borrower shall be deemed to have delivered a Borrower Repayment Notice confirming that the applicable Installment Amount will be repaid in cash pursuant to a Borrower Repayment. Any payments made hereunder prior to a Repayment Date shall reduce the amount due at the next Repayment Date in chronological order. (d) Borrower Repayment. If the Borrower elects a Borrower Repayment or Combination Repayment in accordance with Section 2(c), then the Borrower shall pay to the Holder in cash by wire transfer of immediately available funds, on or before the applicable Repayment Date, the applicable Installment Amount (or portion thereof that constitutes a Borrower Repayment), plus the Premium Amount. (e) Advance Repayment. If the Borrower elects an Advance Repayment or Combination Repayment in accordance with Section 2(c), then the Borrower shall deliver an Advance Notice to the Holder in accordance with the terms and conditions of the SEPA requesting an Advance Amount equal to or greater than the applicable Installment Amount (or portion thereof that constitutes an Advance Repayment), which Advance Notice will provide for an Advance Date on or before the applicable Repayment Date. Upon the Closing of such Advance in accordance with Section 2.02 of the SEPA, the Holder shall offset the amount due to be paid by the Holder to the Borrower under the SEPA against the portion of the Installment Amount to be paid by the Advance Repayment. If any portion of the Installment Amount remains unpaid at the applicable Repayment Date, the Borrower shall repay such outstanding Installment Amount in cash pursuant to a Borrower Repayment. For the avoidance of doubt, the Premium Amount shall not apply in respect of any Installment Amount paid by an Advance Repayment or the portion of any Combination Repayment constituting an Advance Repayment, but shall apply to any Borrower Repayment or the portion of any Combination Repayment constituting a Borrower Repayment. (f) Repayment Schedule; Deferred Repayment Schedule. Upon issuance of this Note, the Borrower may change any Repayment Date by up to seven days if such Repayment Date is expected to fall on a Borrower blackout date, if such change would allow the Repayment Date to fall on a date that is not on a Borrower blackout date. The Borrower may elect to follow the Deferred Repayment Schedule by providing written notice to the Holder on or before the first Repayment Notice Due Date. 3. EVENTS OF DEFAULT. An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing: (a) the Borrower’s failure to pay to the Holder any amount of Principal, Interest Doc ID: 7bcca1fad2cd1b13b5985dc9fbd729325388609c

- 5 - or other amounts when and as due and payable under this Note, and such failure is not cured within five Business Days following the Holder’s written notice to the Borrower to such effect; (b) the Borrower or any significant Subsidiary of the Borrower shall commence, or there shall be commenced against the Borrower or any significant Subsidiary of the Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any significant Subsidiary of the Borrower commences, or there shall be commenced against the Borrower or any significant Subsidiary of the Borrower, any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any significant Subsidiary of the Borrower, in each case, which remains undismissed for a period of 61 days; or the Borrower or any significant Subsidiary of the Borrower is adjudicated insolvent or bankrupt pursuant to a final, non-appealable order; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any significant Subsidiary of the Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 61 days; or the Borrower or any significant Subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any significant Subsidiary of the Borrower shall admit in writing that it is unable to pay its debts generally as they become due; or the Borrower or any significant Subsidiary of the Borrower shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any corporate or other action is taken by the Borrower or any significant Subsidiary of the Borrower for the purpose of effecting any of the foregoing; (c) (1) the Borrower consummates any transaction or event (whether by means of a share exchange or tender offer applicable to the Borrower’s common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Borrower or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Borrower) or a series of related transactions or events pursuant to which all of the outstanding common stock of the Borrower is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property; (2) a consolidation or merger in which the Borrower is not the surviving corporation; or (3) a sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets of the Borrower to another person or entity (each of (1), (2) and (3) a “Change in Control”); unless in connection with such Change in Control, all Principal, accrued and unpaid Interest due under this Note and any other amounts owed under this Note will be paid in full or the Holder consents to such Change in Control; (d) the Borrower or any significant Subsidiary of the Borrower shall default in any of its obligations under any debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long-term leasing or factoring arrangement of the Borrower or any significant Subsidiary of the Borrower, whether such indebtedness Doc ID: 7bcca1fad2cd1b13b5985dc9fbd729325388609c

- 6 - now exists or shall hereafter be created, in each case, in an amount exceeding $5,000,000, and where the effect of such default is to cause the obligations thereunder to become due and payable prior to the stated maturity in accordance with the terms of such instruments and such default is not cured within five Business Days; (e) the Class A Common Stock shall have been suspended from trading by the U.S. Securities and Exchange Commission, The New York Stock Exchange or the Financial Industry Regulatory Authority, Inc. (except for any suspension of trading of limited duration or agreed to by the Borrower, which suspension shall not be more than five Business Days); and (f) the Borrower materially breaches the terms of this Note or the SEPA beyond any applicable notice and/or grace period. 4. REMEDIES UPON DEFAULT. During the time that any portion of this Note is outstanding, if (i) any Event of Default has occurred (other than an Event of Default specified in Section 3(b)), the Holder, by notice in writing to the Borrower, may at any time and from time to time while such Event of Default remains uncured declare the full unpaid Principal of this Note or any portion thereof, together with Interest accrued thereon, to be due and payable immediately (the “Accelerated Amount”) or (ii) any Event of Default specified in Section 3(b) has occurred, the Acceleration Amount shall be immediately and automatically due and payable without necessity of further action. 5. REISSUANCE OF THIS NOTE. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Holder a new Note representing the outstanding Principal, which Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, that is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note and (v) shall represent accrued and unpaid Interest from the Issuance Date (if any). 6. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a Business Day, or, if not sent on a Business Day, on the immediately following Business Day; (iii) five days after being sent by U.S. certified mail, return receipt requested; or (iv) one day after deposit with a nationally recognized overnight delivery service; in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be: If to the Borrower, to: Bird Global, Inc. 392 NE 191st Street #20388 Miami, Florida 33179 Attention: General Counsel Doc ID: 7bcca1fad2cd1b13b5985dc9fbd729325388609c

- 7 - Telephone (866) 205-2442 E-mail: lisa.murison@bird.co With a copy (which shall not constitute notice or delivery of process) to: Latham & Watkins LLP 555 Eleventh Street, N.W., Suite 1000 Washington, District of Columbia 20004 Attention: Rachel W. Sheridan; Christopher J. Clark Telephone: (202) 637-2200 E-mail: rachel.sheridan@lw.com; christopher.j.clark@lw.com If to the Holder: YA II PN, Ltd. 1012 Springfield Avenue Mountainside, New Jersey 07092 Attention: Mark Angelo, Portfolio Manager Telephone: (201) 985-8300 E-mail: mangelo@yorkvilleadvisors.com With a copy (which shall not constitute notice or delivery of process) to: David Fine, Esq. 1012 Springfield Avenue Mountainside, New Jersey 07092 Telephone: (201) 985-8300 E-mail: legal@yorkvilleadvisors.com or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. 7. General. (a) No provision of this Note shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the Principal of or Interest (if any) on this Note at the time, place and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Borrower. As long as this Note is outstanding, the Borrower shall not and shall cause its significant Subsidiaries not to, without the consent of the Holder, (i) amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder under this Note in any material respect, (ii) enter into any agreement with respect to any of the foregoing or (iii) incur any indebtedness, or enter into any note, indenture, debenture or any other agreement that would prohibit or limit the Borrower from performing any of its obligations under this Note in any material respect. Doc ID: 7bcca1fad2cd1b13b5985dc9fbd729325388609c

- 8 - (b) This Note shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the state courts of the State of New York and the U.S. District Court for the District of New York sitting in Manhattan in connection with any dispute arising under this Note, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. (c) If an Event of Default has occurred, then the Borrower shall reimburse the Holder promptly for all reasonable and documented out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout or attempted workout and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations; (ii) collecting any sums that become due to the Holder in accordance with the terms of this Note; (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder. (d) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing. (e) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of Interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Borrower from paying all or any portion of the Principal of or Interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Note, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law had been enacted. (f) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. (g) Assignment of this Note by the Borrower shall be prohibited without the Doc ID: 7bcca1fad2cd1b13b5985dc9fbd729325388609c

- 9 - prior written consent of the Holder. Assignment of this Note by the Holder shall be prohibited without the prior written consent of the Borrower. If any assignment is made, the Borrower shall keep a register indicating the ownership of the Notes with the intent that the Notes are treated as in registered form for U.S. federal income tax purposes. (h) The Holder hereby represents and warrants that it is (x) not a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (y) not a “10-percent shareholder” of the Borrower within the meaning of section 871(h)(3) of the Code and (z) not a controlled foreign corporation that is related to the Borrower within the meaning of section 881(c)(3)(C) of the Code. For the avoidance of doubt, the representations under this Section 7(h), in the case the Holder is an intermediary or partnership, shall also apply to the Holder’s direct or indirect owners so as to ensure payments can be made to the Holder without requirement of U.S. withholding tax under the portfolio interest exemption. (i) The Holder shall provide the Borrower with an executed Internal Revenue Service Form W-9 or applicable Internal Revenue Service Form W-8 and shall update such form upon request from the Borrower. The Holder shall also provide such other documentation as may be reasonably requested by the Borrower from time to time in order for the Borrower to determine the Borrower’s withholding and information reporting obligations. (j) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS NOTE. [Signature Page Follows] Doc ID: 7bcca1fad2cd1b13b5985dc9fbd729325388609c

[Signature Page to Promissory Note] IN WITNESS WHEREOF, the parties hereto have caused this Promissory Note to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above. BORROWER: BIRD GLOBAL, INC. By: Name: Yibo Ling Title: Chief Financial Officer HOLDER: YA II PN, LTD. By: Yorkville Advisors Global, LP Its: Investment Manager By: Yorkville Advisors Global II, LLC Its: General Partner By: Name: Matt Beckman Title: Member Doc ID: 7bcca1fad2cd1b13b5985dc9fbd729325388609c

[Signature Page to Promissory Note] IN WITNESS WHEREOF, the parties hereto have caused this Promissory Note to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above. BORROWER: BIRD GLOBAL, INC. By: Name: Yibo Ling Title: Chief Financial Officer HOLDER: YA II PN, LTD. By: Yorkville Advisors Global, LP Its: Investment Manager By: Yorkville Advisors Global II, LLC Its: General Partner By: Name: Matt Beckman Title: Member